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Exhibit 99.1

News Release
Media Inquiries	Investor Inquiries
Frank Briamonte 908-582-3193 (office) 800-607-9849 (pager) fbriamonte@lucent.com	Dina Fede 908-582-0366 (office) 888-417-3212 (pager) fede@lucent.com
Bill Price 908-582-4820 (office) 800-759-8888, pin 2584777 (pager) williamprice@lucent.com

— Lucent Technologies to lower quarterly EPS revenue breakeven point to $2.5 billion and working to reduce it further

— Reaffirms previously announced sequential revenue decline of 20-25% for fourth fiscal quarter

— Fourth fiscal quarter loss per share will be significantly larger than previously announced 45 cents largely as a result of additional charges

— Cancels $1.5 billion credit facility with no outstanding balance

FOR RELEASE: Friday, Oct. 11, 2002

        MURRAY HILL, N.J.—Lucent Technologies (NYSE: LU) today announced that it intends to implement a more aggressive restructuring plan and take its quarterly EPS breakeven revenue level to $2.5 billion, while working to reduce it even further. The company had previously set a target range of $2.5-$3.0 billion.

        "Despite the market challenges, we intend to return to profitability in fiscal 2003 and we are taking more aggressive restructuring actions to bring our breakeven down even further," said Lucent Technologies Chief Executive Officer Patricia Russo. "Based on conversations with our customers, we are tightly focusing our investments on the nearest and clearest market opportunities that will help them expand their existing networks and offer next generation services. We will play to our core strengths in optical, circuit and packet switching, mobility and network operations software, and increase our focus on services."

        The company indicated it still expects a 20-25 percent sequential decline from third fiscal quarter revenues of $2.95 billion, consistent with its previous guidance.

        "In light of our revised forecasts for fiscal 2003 and our new breakeven plan developed in the last few weeks, we re-evaluated several balance sheet items, including inventory," said Lucent's Chief Financial Officer Frank D'Amelio. "The resulting charges will significantly increase the previously forecasted pro forma loss(1) of 45 cents per share for the fourth fiscal quarter. Although we have not finalized our results at this point, we anticipate an increase in the pro forma loss of up to 20 cents per share." In addition, the company will record a restructuring charge of approximately $1 billion.

        The company will also record a charge to equity of about $3 billion due to a decline in pension assets in its management pension plan, primarily as a result of declines in the equity markets. While the plan meets the requirements of ERISA's funding rules and does not require cash contributions at this time, accounting standards dictate that the charge be taken now.

        Based on the current set of plans and actions, the company expects its employee headcount to reach approximately 35,000 by the end of fiscal 2003. This is a reduction of an additional 10,000 employees from the previously anticipated level of 45,000 employees at the end of calendar year 2002.

        The company said it would provide further details on these restructuring actions and their financial impact when it announces earnings on Oct. 23.

Lucent continues to have sufficient liquidity

        "Lucent continues to have sufficient liquidity to fund its operations and business plans," said Lucent Chief Financial Officer Frank D'Amelio. With the company's new restructuring plan and a lower breakeven level, the company expects to have more than $2 billion in cash at the end of fiscal 2003 without utilizing any new credit facility.

        The company said it had cash and marketable securities of approximately $4.4 billion as of Sept. 30. The $1 billion decline from the prior period includes about $200 million in cash that was part of previously announced business restructuring charges and about $200 million associated with a previously announced lawsuit settlement which was included in our third fiscal quarter results.

Company cancelled credit facilities

        The company also announced that it has cancelled its $1.5 billion credit facility and its $500 million accounts receivable (AR) securitization vehicle in order to avoid an anticipated default on the financial covenants. Lucent had no outstanding balance on the credit facility, which was scheduled to expire in February 2003, and nothing drawn against the AR securitization vehicle.

        "Since we didn't expect to draw on our existing credit facility before it expired in February, we thought it made the most sense to cancel the facility now instead of risking the anticipated default on our covenants," said D'Amelio. "We are in discussions with our bankers concerning a new and smaller credit facility."

        Furthermore, the company has notified lenders that it will exercise its right to re-purchase certain real estate properties, for approximately $100 million, under existing lease agreements. These facilities will be sold as part of the restructuring efforts. The company is taking this action given the high probability of defaulting on the terms of the agreement.

        Lucent will host an investors' conference call today at 8:30 a.m. (EDT) to be broadcast live over the Internet at http://www.lucent.com/investor/conference/webcast2. It will be maintained on the site for replay through October 18.

        Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs and delivers networks for the world's largest communications service providers. Backed by Bell Labs research and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next-generation networks. The company's systems, services and software are designed to help customers quickly deploy and better manage their networks and create new, revenue-generating services that help businesses and consumers. For more information on Lucent Technologies, visit its Web site at http://www.lucent.com.

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(1)
Pro forma results reflect the results from continuing operations, excluding business restructuring and one-time charges, amortization of goodwill and other acquired intangibles, the results of our optical fiber business, the one-time gain associated with the sale of the optical fiber business and the settlement of the consumer class action lawsuit.

  This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties include: the failure of the telecommunications market to improve or improve at the pace we anticipate; our ability to realize the benefits we expect from our strategic direction and restructuring program; our ability to secure additional sources of funds on reasonable terms; our credit ratings; our ability to compete effectively; our reliance on a limited number of key customers; our exposure to the credit risk of our customers as a result of our vendor financing arrangements and accounts receivable; our reliance on third parties to manufacture most of our products; the cost and other risks inherent in our long-term sales agreements; our product portfolio and ability to keep pace with technological advances in our industry; the complexity of our products; our ability to retain and recruit key personnel; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; changes in environmental health and safety law; changes to existing regulations or technical standards; and the social, political and economic risks of our foreign operations. For a further list and description of such risks and uncertainties, see the reports filed by Lucent with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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  Exhibit 99.1